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                                                                    Exhibit 99.3

[divine LOGO]                                                       NEWS RELEASE

                                           www.divine.com  [NASDAQ LOGO]  : DVIN


INVESTORS:                MEDIA INQUIRIES:           INTERNATIONAL
                                                     MEDIA/INVESTORS:

Brenda Lee Johnson        Susan Burke/Anne Schmitt
                                                     Chris Blaik
                                                     Direct:
Direct: 773.394.6873      Direct: 773.394.6746/ 6827 +44 [0] 20 7070 9520
brenda.johnson@divine.com susan.burke@divine.com     chris.blaik@divine.com
                          anne.schmitt@divine.com

                          Kelly Murray/ Soheyla Lankarany
                          Stephanie Beagan    divine Germany

                          PAN Communications        + 49 (0)40 657 33 682

                          Direct: 978.474.1900      soheyla.lankarany@divine.de
                          divine@pancomm.com

 FOR IMMEDIATE RELEASE

                 DIVINE CLOSES ACQUISITION OF EPRISE CORPORATION

CHICAGO AND FRAMINGHAM, MASS. - DECEMBER 5, 2001 - DIVINE, INC., (NASDAQ: DVIN), a premier integrated solution provider focused on the extended enterprise, announced that its acquisition of Eprise Corporation (Nasdaq: EPRS) closed today. The acquisition was approved at a special meeting of Eprise stockholders earlier today. Eprise is a leading provider of content management solutions that enable businesses to gain competitive advantage by focusing on the needs of the business user.

The common stock of Eprise Corporation will cease trading as of the close of business today, Dec. 5, 2001, and will no longer be listed on the Nasdaq National Market.

Pursuant to the merger agreement, each stockholder of Eprise will receive 2.4233 shares of divine Class A common stock for each share of Eprise common stock. The exchange agent will send Eprise stockholders of record written instructions for exchanging their stock certificates for certificates representing divine stock.

Licensed by more than 150 customers, Eprise Participant Server enables businesses to build effective end-user focused intranets, extranets and public Web sites by distributing content contribution and management responsibilities to users throughout an organization. Its content templates and automated approval workflow capabilities enable business users to actively contribute Web content, ensuring that content is timely, accurate and relevant. Eprise Participant Server is designed to run on both Windows and Solaris platforms. The Eprise

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Professional Services Group employs an "outside-in" discovery and planning methodology that helps businesses effectively plan, implement, measure, and enhance their Web sites.

ABOUT divine, inc.

divine, inc., (Nasdaq: DVIN) is focused on extended enterprise solutions. Through professional services, software services and managed services, divine extends business systems beyond the edge of the enterprise throughout the entire value chain, including suppliers, partners and customers. divine offers single-point accountability for end-to-end solutions that enhance profitability through increased revenue, productivity, and customer loyalty. The company provides expertise in collaboration, interaction, and knowledge solutions that enlighten, empower and extend enterprise systems.

Founded in 1999, divine focuses on Global 5000 and high-growth middle market firms, government agencies, and educational institutions, and currently serves over 20,000 customers. For more information, visit the company's Web site at www.divine.com.


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SAFE HARBOR STATEMENT

The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to: divine's ability to consummate its acquisition of Data Return Corporation; divine's ability to successfully implement its acquisition strategy, including its ability to integrate the operations, personnel, products, and technologies of, and address the risks associated with, acquired companies; the overall performance and operating results of acquired companies; divine's limited operating history and new and evolving business strategy; divine's ability to expand its customer base and achieve and maintain profitability; divine's ability to predict revenues from project-based engagements; divine's ability to execute its integrated Web-based technology, professional services, and managed applications strategy; divine's ability to develop new products and services and enhance and support existing products and services; divine's ability to maintain its vendor and strategic partner relationships and retain key employees; increasing competition from other providers of software solutions and professional services; divine's ability to keep pace with technological developments and industry requirements; divine's ability to address the risks associated with international operations; divine's ability to maintain its Nasdaq listing; fluctuations in the trading price and volume of divine's stock; and other unanticipated events and conditions. For further information about these and other risks, uncertainties, and contingencies, please review the disclosure under the captions "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in divine's amended Registration Statement on Form S-4 filed with the SEC on December 4, 2001 and as amended from time to time. You should not place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Except as required by federal securities laws, divine undertakes no obligation to publicly revise these forward-looking statements or risks, uncertainties, or contingencies to reflect events or circumstances that arise after the date hereof.

                                      # # #

(C)2001 divine, inc. divine is a trademark of divine, inc. All other trademarks, trade names and service marks referenced herein are the properties of their respective companies.